Exhibit 10.1

NUCOR CORPORATION

2005 STOCK OPTION AND AWARD PLAN

Effective July 1, 2005

i

NUCOR CORPORATION

2005 STOCK OPTION AND AWARD PLAN

ARTICLE I

INTRODUCTION

The Company hereby adopts and establishes the Nucor Corporation 2005 Stock Option and Award Plan to attract and retain Employees and Directors of outstanding competence and to encourage and enable such Employees and Directors to obtain a financial interest in the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an award granted to a Participant pursuant to Article III.

(b) “Award Agreement” means an agreement described in Article IV between the Company and a Participant, setting forth the terms, conditions and limitations applicable to an Award granted to the Participant.

(c) “Beneficiary,” with respect to a Participant, means (i) one or more persons as the Participant may designate as primary or contingent beneficiary in a writing delivered to the Company or the Committee or (ii) if there is no such valid designation in effect at the Participant’s death, the Participant’s estate.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(f) “Committee” means (i) with respect to Awards to Employees, the administration of such Awards and all other matters related to Awards to Employees, the Compensation and Executive Development Committee of the Board or such other committee or subcommittee as may be designated by the Board and (ii) with respect to Awards to Directors, the administration of such Awards and all other matters related to Awards to Directors, the Board.

(g) “Company” means Nucor Corporation, a Delaware corporation.

(h) “Compete” means to engage in the design, research, development, manufacture, marketing, sale or distribution of products that are the same as, or substantially similar to, products that are being designed, researched, developed, manufactured, marketed, sold or distributed by the Company or a Subsidiary.

(i) “Deferral Account” means the individual bookkeeping account maintained by the Company in the name of a Participant to record the Participant’s Deferral Amounts.

(j) “Deferral Agreement” means the agreement or agreements entered into by a Participant which specifies the Participant’s Deferral Amounts.

(k) “Deferral Amount” means the amount of an Award that is deferred by a Participant under a Deferral Agreement pursuant to Section 4.8.

(l) “Director” means a person who is a member of the Board and who is not an Employee.

(m) “Effective Date” means, subject to Article XI, July 1, 2005.

(n) “Employee” means any person, including a member of the Board, who is employed by the Company or a Subsidiary.

(o) “Fair Market Value” of a share of Stock means, on any given date, the closing price of such share of Stock as reported on the New York Stock Exchange composite tape on such date, or if the Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Stock was traded on such exchange, all as reported by such source as the Committee may select.

(p) “Participant” means an Employee or Director who is granted an Award by the Committee.

(q) “Performance Objective” is defined in Section 4.6.

(r) “Performance Period” is defined in Section 4.6.

(s) “Performance Share” means an Award of a unit under Section 4.4 that is valued by reference to the Fair Market Value of a share of Stock.

(t) “Plan” means the Nucor Corporation 2005 Stock Option and Award Plan, as set forth herein and as amended from time to time.

(u) “Restricted Stock” means an Award of Stock under Section 4.3 that has certain restrictions attached to the ownership thereof.

(v) “Restricted Stock Unit” means an Award of a unit under Section 4.4 that represents the right to receive one share of Stock.

(w) “Restricted Stock Unit Account” means the individual bookkeeping account maintained by the Company in the name of a Participant to record the Participant’s Restricted Stock Units and other amounts granted to the Participant under Section 4.4.

(x) “Stock Appreciation Right” means an Award to benefit from appreciation in the Fair Market Value of a share of Stock granted pursuant to Section 4.5.

(y) “Stock” means shares of Common Stock, par value $0.40, of the Company.

(z) “Stock Option” means a right to purchase a share of Stock granted pursuant to Section 4.2.

(aa) “Subsidiary” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

(bb) “2001 Plan” means the Nucor Corporation 2001 Non-Employee Director Equity Plan.

(cc) “2003 Plan” means the Nucor Corporation 2003 Key Employees Incentive Stock Option Plan.

ARTICLE III

ELIGIBILITY

Awards may be granted to any Director or Employee who is designated as a Participant from time to time by the Committee. The Committee shall determine which Employees and Directors shall be Participants, the type of Award to be made to each Participant, and the terms, conditions, and limitations applicable to each Award not inconsistent with the Plan.

ARTICLE IV

AWARDS; DEFERRALS

Section 4.1. General. Awards shall include, and be limited to, those described in this Article IV. The Committee may grant Awards singly, in tandem, or in combination with other Awards, as the Committee may in its sole discretion determine.

Section 4.2. Stock Options. A Stock Option is a right to purchase a specified number of shares of Stock at a specified exercise price during such time as the Committee shall determine, subject to the following:

(a) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of Stock subject to the option on the date such Stock Option is granted.

(b) A Stock Option may be exercised for all (and not less than all) of the Stock subject to the Stock Option by giving notice of exercise to the Company or an agent designated by the Company to administer the exercise of Stock Options and complying with such other exercise terms and procedures as the Committee may specify.

(c) The term of each Stock Option granted to an Employee or a Director shall not exceed ten (10) years.

(d) The exercise price of the Stock subject to the Stock Option may be paid, at the discretion of the Committee, by delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Stock Option is to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price, (ii) payment in full of the Option exercise price in cash or cash equivalent acceptable to the Committee, or (iii) shares of Stock (delivered by attestation of ownership or actual delivery of one or more share certificates); provided that, any such payment method will not be permitted to the extent to do so would result in additional accounting expense to the Company.

(e) Stock Options granted to an Employee may be incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, non-qualified stock options not intended to so qualify or a combination of incentive and non-qualified stock options.

Section 4.3. Restricted Stock. Restricted Stock is Stock that is awarded to a Participant subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any such term or condition based on such factors or criteria as the Committee may determine.

Section 4.4 Restricted Stock Units.

(a) A Restricted Stock Unit is a unit granted to a Participant that represents the Participant’s right to receive one share of Stock. Each Restricted Stock Unit granted to a Participant shall be credited to a Restricted Stock Unit Account established and maintained in the name of such Participant on the books and records of the Company. Each Restricted Stock Unit granted to a Participant under this Plan shall be evidenced by an Award Agreement with the Company which shall contain the terms and conditions applicable to the Restricted Stock Unit.

(b) Restricted Stock Units granted to a Participant under the Plan shall become vested in the Participant in accordance with the vesting schedule specified by the Company on the date of the Restricted Stock Units are granted.

(c) The Award Agreement for the grant of Restricted Stock Units shall specify whether dividend equivalents with respect to the Restricted Stock Units shall be paid in cash to the Participant or deemed reinvested in additional Restricted Stock Units. If the dividend equivalents are payable to a Participant in cash, the Company shall pay to the Participant in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, a dividend equivalent payment equal to the number of Restricted Stock Units granted to the Participant as of the record date for such dividend multiplied by the per share amount of the dividend. If the dividend equivalents are deemed reinvested in additional Restricted Stock Units, the Company shall credit to the Participant’s Restricted Stock Unit Account, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, that number of additional Restricted Stock Units determined by dividing (i) the product of the total number of Restricted Stock Units credited to the Participant’s Restricted Stock Unit Account as of the record date for such dividend multiplied by the per share amount of the dividend by (ii) the Fair Market Value of a share of Stock on such record date. All Restricted Stock Units credited to a Participant’s Restricted Stock Unit Account to record the deemed reinvestment of dividend equivalents in accordance with this Section 4.4(c) shall be fully vested when so credited.

(d) A Participant’s Restricted Stock Unit Account shall be paid to the Participant, or in the event of the Participant’s death, to the Participant’s Beneficiary, as soon as practicable following the date the Participant terminates service as a member of the Board or as an Employee as applicable; provided that, in no event shall a Restricted Stock Unit Account be paid to a “key employee” (as defined in Section 4.8(e)) prior to the date required to comply with Code Section 409A. The form of payment shall be one share of the Company’s Stock for each Restricted Stock Unit credited to the Participant’s Restricted Stock Unit Account and cash for any fractional unit. At the election of the Participant, distribution shall be made in either a single sum payment of shares of Stock (and cash for any fractional units) or in annual installment payments of shares of Stock over either three (3) or five (5) years. Such payment election shall be made by the Participant at the time the first Restricted Stock Unit is granted to the Participant, shall apply to a Participant’s entire Restricted Stock Unit Account and shall be irrevocable.

Section 4.5. Stock Appreciation Rights.

(a) A Stock Appreciation Right is an Award entitling an eligible Participant to receive on the date of redemption an amount equal to the excess of the Fair Market Value of a share of Stock on the date of redemption over an amount set by the Committee on the date of the Award that is no less than the Fair Market Value of a share of Stock on the date of Award.

(b) Each eligible Participant receiving a Stock Appreciation Right under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Appreciation Right and such related matters as the Committee shall, in its sole discretion, determine.

(c) The Company shall redeem all of the Stock Appreciation Rights in accordance with the terms and conditions set forth in the Award Agreement. The redemption price shall be equal to the amount described in Section 4.5(a). The Company shall pay the amount due upon the redemption of Stock Appreciation Rights in the form of cash, Stock or a combination thereof (as determined by the Committee); provided, however, any Stock Appreciation Right, including one that entitles the holder to a cash payment on redemption, shall have terms that ensure the Participant shall not incur a tax penalty under Section 409A of the Code. Any Stock used for the payment of Stock Appreciation Rights may be delivered to the Participant subject to any restrictions deemed appropriate by the Committee.

Section 4.6. Performance Shares. Performance Shares may be granted to a Participant in such amount and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The vesting and payment of Performance Shares shall be contingent upon the degree of attainment of such performance goals (the “Performance Objectives”) over such period (the “Performance Period”) as shall be specified by the Committee at the time the Performance Shares are granted. The Performance Objectives may be stated with respect to (i) the Company’s pre-tax earnings, (ii) the Company’s pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) Fair Market Value, (v) revenues, (vi) total stockholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or (x) any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods (e.g., earnings growth), or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The terms and conditions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement. The value of a Performance Share at any time shall be equal to the Fair Market Value of a share of Stock at such time. During the course of a Performance Period, the Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practical after they are earned in the form of cash, Stock or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Stock used for the payment of earned Performance Shares may be delivered to the Participant subject to any restrictions deemed appropriate by the Committee.

Section 4.7 Limitation on Vesting of Certain Awards. Subject to Section 4.9, Restricted Stock and Restricted Stock Units will vest over a minimum period of three years except in the event of a Participant’s death, disability or retirement, or in the event of a change in control of the Company or other similar special circumstances. The foregoing notwithstanding, (i) any Restricted Stock and Restricted Stock Units as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability or retirement, or in the event of a change in control of the Company or other similar special circumstances, and (ii) up to five percent (5%) of the shares of Stock authorized under the Plan may be granted as Restricted Stock or Restricted Stock Units without any minimum vesting requirements. For purposes of this Section 4.7, (i) a performance period that precedes the grant of an Award shall be treated as part of the vesting period if the Participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a three-year period or one- year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

Section 4.8. Deferrals.

(a) The Committee may require or permit a Participant to defer and re-defer the Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or the satisfaction of any requirements or goals with respect to Performance Shares. In addition, the Committee may permit Directors to defer their receipt of the payment of cash retainer or meeting fees payable to the Directors.

(b) To be effective to defer or re-defer the payment of an Award or fees pursuant to Section 4.8(a), a Participant must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose prior to the beginning of the Performance Period or the calendar year, as appropriate, in which such Award or fees are earned or at such other time determined by the Committee to be compliant with the deferral requirements of Code Section 409A.

(c) The Committee shall establish a Deferral Account for each Participant who elects to defer an Award or Director fees pursuant to Section 4.8(a). A Participant’s Deferral Amount with respect to the deferral of Performance Shares shall be credited to such Participant’s Deferral Account at the time the deferred Award would otherwise be payable to the Participant. A Participant’s Deferral Amount with respect to the deferral of Restricted Stock or Director fees shall be represented by Common Stock units representing the right to receive one share of Stock and shall be credited to such Participant’s Deferral Account at the time the Award is made or the Director fees are payable. A Participant shall at all times be fully vested in the Participant’s Deferral Account.

(d) The Committee shall, in its sole discretion, establish rules and procedures for the payment or delivery of a Participant’s Deferral Account. A Participant’s Deferral Account shall be paid to the Participant as soon as practicable following the termination of the Employee’s employment with the Company for any reason, or following the expiration of the Director’s service on the Board. At the time the Participant enters into the first Deferral Agreement with the Company under this Plan, the Participant shall also elect the method of payment for the Participant’s Deferral Account. The Participant shall elect that payment from the Deferral Account be made in either one lump-sum payment or in annual installment payments over three (3) or five (5) years. Such payment election shall apply to a Participant’s entire Deferral Account and shall be irrevocable. Restricted Stock or Director fees that have been deferred and credited to a Participant’s Deferral Account in the form of Common Stock units shall be paid to the Participant in the form of shares of Stock. Performance Shares credited to a Participant’s Deferral Account shall be paid to the Participant in the form of cash, Stock or a combination thereof (as determined by the Committee).

(e) No payments of amounts deferred in accordance with this Section 4.8 shall be paid to a “key employee” (as defined in Code Section 409A) prior to the date required to comply with Code Section 409A.

(f) In no event may the Company accelerate the payment of any compensation deferred under this Section 4.8 that is subject to Section 409A of the Code.

Section 4.9. Noncompetition and Nonsolicitation.

(a) An Award Agreement may require, as determined by the Committee in its sole discretion, that in the event a Participant, at any time during the Participant’s employment with the Company and for a period of up to two (2) years thereafter, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, stockholder or in any other capacity, owns, manages, operates, joins, controls or participates in the ownership, management, operation or control of, or furnishes any capital to, or is connected in any manner with, or provides any services as a consultant for, any business which Competes with the Company or a Subsidiary, the Participant shall, following such Participant’s termination of employment, (i) forfeit any portion of the Award subject to the Award Agreement that is then outstanding and (ii) return to the Company the economic value of the Award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s action as described in this section.

(b) An Award Agreement may also require, as determined by the Committee in its sole discretion, that for a period of up to two (2) years from the date of termination of employment, in the event the Participant who received the Award subject to the Award Agreement, on his or her own behalf or on behalf of any person, firm or company, directly or indirectly, solicits or offers employment to any person who has been employed by the Company or a Subsidiary at any time during the six (6) months immediately preceding such solicitation or solicits, contacts or attempts to influence any “Customer” or “Prospective Customer” of the Company to alter its business with the Company or to conduct business with another business which Competes with the Company or a Subsidiary, the Participant shall (i) immediately forfeit all of the Award subject to the Award Agreement that is then outstanding and (ii) return to the Company the economic value of the Award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s solicitation under this section. “Customer” means any customer of the Company with whom the Participant or the Participant’s direct reports had significant contact during the six (6) month period preceding the Participant’s termination of employment. “Prospective Customer” means any person or entity targeted by the Company as a potential user of the Company’s products or services, and whom the Participant or the Participant’s direct reports participated in the solicitation of during the six (6) month period preceding the Participant’s termination of employment.

ARTICLE V

AWARD AGREEMENTS

Section 5.1. General. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.

Section 5.2. Required Terms. In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:

(a) Assignability; Exercise. An Award may not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award (including any Stock Option) may be exercised or surrendered only by such Participant.

(b) Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death, or other termination of a Participant’s employment as an Employee or service as a Director, including but not limited to terms relating to the vesting, time for exercise or surrender, forfeiture, or cancellation of an Award in such circumstances.

(c) Rights of Stockholder. A provision that a Participant shall have no rights as a stockholder with respect to any Stock subject to an Award until the date the Participant becomes the holder of record of such Stock. Except as provided in Article VIII, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

ARTICLE VI

SHARES OF STOCK

SUBJECT TO THE PLAN

Section 6.1. General. This document supersedes and replaces the 2001 Plan and the 2003 Plan in their entirety, and no further awards shall be granted under the 2001 Plan or the 2003 Plan from and after the Effective Date, provided that any outstanding awards under the 2001 Plan or the 2003 Plan shall continue to remain outstanding in accordance with the terms thereof. Subject to the adjustment provisions of Article VIII hereof, beginning on the Effective Date, there is hereby reserved for issuance under the Plan a number of shares equal to the aggregate number of shares available for issuance under the 2001 Plan and the 2003 Plan immediately prior to the Effective Date. Any shares as to which Awards granted under this Plan or awards granted under the 2001 Plan or the 2003 Plan have lapsed, expired, terminated or been canceled shall also be reserved and available for issuance or reissuance under this Plan.

Section 6.2. Shares to be Used. The shares of Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, treasury Stock or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 6.3. Limitations on Individual Awards. No Participant who is an Employee may own (directly or indirectly), at the date of an Award under the Plan, more than two percent (2%) of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. The maximum number of shares of Stock with respect to which Awards may be granted to an Employee during a calendar year is two hundred thousand (200,000) shares. No Participant who is a Director may own (directly or indirectly), at the date of an Award under the Plan, more than one percent (1%) of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

ARTICLE VII

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE VIII

ADJUSTMENTS UPON CHANGES

IN CAPITALIZATION

In the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee shall make appropriate adjustment in the number, kind, price and value of shares of Stock authorized by this Plan and any adjustments to outstanding Awards, per person Award limits and performance goals as it determines appropriate so as to prevent dilution or enlargement of rights.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1. Amendment of Plan. The Board has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, that any amendment is subject to stockholder approval if the amendment (i) increases the aggregate number of shares of Stock that may be issued under the Plan (other than an adjustment pursuant to Article VIII), (ii) materially expands the class of individuals eligible to become Participants, (iii) expands the types of awards available under the Plan, (iv) materially extends the term of the Plan, (v) materially changes the method of determining the exercise price of a Stock Option, or (vi) otherwise is considered a “material revision” pursuant to Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (“NYSE”). No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made. Without the approval of the stockholders of the Company, the Committee will not amend or replace previously granted Stock Options or Stock Appreciation Rights in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the NYSE. Neither the Board nor the Committee shall have any authority to waive or modify any other terms of an Award after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Notwithstanding the preceding, the Board may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code (as amended by the American Jobs Creation Act of 2004) and any rules or regulations issued thereunder by the United States Department of the Treasury.

Section 9.2. Termination of Plan. The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Subsidiary, Employee, class of Employees or Director.

Section 9.3. Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board and shall not require the approval or consent of any Subsidiary, Participant, or Beneficiary in order to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE X

MISCELLANEOUS

Section 10.1. Rights of Employees and Directors. Status as an eligible Employee or Director shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or Director or to eligible Employees or Directors generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Director any right to continue in the employ or service of the Company or any Subsidiary or constitute any contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or service of such person with or without cause.

Section 10.2. Compliance with Law. No Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance and delivery complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time, or any successor statute, the Securities Exchange Act of 1934, as amended from time to time or any successor statute, and the requirements of the market systems or exchanges on which the Company’s Stock may, at the time, be traded or listed.

Section 10.3. Unfunded Status. The Plan shall be unfunded. Neither the Company, any Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 10.4. Limits on Liability. Any liability of the Company or any Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

ARTICLE XI

EFFECTIVE DATE; DURATION OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the stockholders of the Company to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange or other applicable federal or state law. The Plan shall terminate and no Awards may be granted under the Plan after June 30, 2010. Awards granted on or before June 30, 2010 shall remain valid in accordance with their terms.